EXHIBIT 99.1

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES FIRST QUARTER
FINANCIAL RESULTS - NET INCOME INCREASES 34% TO RECORD $0.20 EPS

Pompano Beach, Florida, July 24, 2006 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended June 30, 2006. Net income was $4.8 million, or $0.20 diluted per share, for the quarter ended June 30, 2006, compared to net income of $3.5 million, or $0.15 diluted per share, for the quarter ended June 30, 2005, an increase to net income of 34%. Net sales for the quarter ended June 30, 2006 were $50.7 million, compared to $43.6 million for the quarter ended June 30, 2005, an increase of 16%. Approximately 59% of all sales were placed on the Company's website for the first fiscal quarter, compared to 54% for the same quarter in the prior year.

Menderes Akdag, CEO and President, commented: "We are pleased to report that our retail reorder sales increased by 32%, from $25.8 million to $33.9 million for the quarters ended June 30, 2005 and 2006, respectively. We will continue to focus on reorder sales in fiscal 2007 by initiating more relevant personalized communication and health education content to build value for our customers and assist them in choosing the right products for their pets. Earlier in the year we made a strategic business decision to focus more on retail customers, and to limit wholesale sales. Our retail sales, excluding wholesale sales, increased by 19%, compared to an increase of 21% for the same quarter in the prior year. We are also pleased to report that net cash provided by operating activities increased by $1.8 million, from $8.0 million for the quarter ended June 30, 2005 to $9.8 million for the quarter ended June 30, 2006."

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter's financial results. To access the call which is open to the public, dial (888) 455-1758 (toll free) or (312) 470-7365. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10 A.M. on July 24, 2006 until August 8, 2006 at 11:59 P.M. To access the replay, call (866) 419-5472 (toll free) or (203) 369-0770, and enter passcode 5500.

Founded in 1996, PetMed Express is America's largest pet pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.
   --------------------

This press release may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company's ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such "forward-looking" statements are set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2006. The Company's future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For  investment relations contact PetMed Express, Inc., Bruce  S.
Rosenbloom, CFO, 954-979-5995.

                               ###
                         99.1 page 1 - 4

              PETMED EXPRESS, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED BALANCE SHEETS

                                                        June 30,       March 31,
                                                          2006           2006
                                                      ------------   ------------
                                                       (UNAUDITED)
                         ASSETS
                         ------

Current assets:
   Cash and cash equivalents                          $ 33,122,948   $ 23,216,907
   Accounts receivable, less allowance for doubtful
      accounts of $28,000 and $23,000, respectively      1,385,615      1,155,781
   Inventories - finished goods                         13,738,142     14,997,675
   Prepaid expenses and other current assets               689,589        583,038
                                                      ------------   ------------
          Total current assets                          48,936,294     39,953,401

   Property and equipment, net                           1,565,265      1,497,589
   Deferred income taxes                                   828,198        794,002
   Intangible asset                                        365,000        365,000
   Other assets                                             14,167         14,167
                                                      ------------   ------------

Total assets                                          $ 51,708,924   $ 42,624,159
                                                      ============   ============

             LIABILITIES AND SHAREHOLDERS' EQUITY
             ------------------------------------

Current liabilities:
   Accounts payable                                   $  4,931,812   $  3,052,953
   Income taxes payable                                  2,615,540        958,318
   Accrued expenses and other current liabilities        1,167,061        973,359
                                                      ------------   ------------

Total liabilities                                        8,714,413      4,984,630
                                                      ------------   ------------

Commitments and contingencies

Shareholders' equity:
   Preferred stock, $.001 par value, 5,000,000 shares
    authorized;
     2,500 convertible shares issued and outstanding
      with a liquidation preference of $4 per share          8,898          8,898
   Common stock, $.001 par value, 40,000,000 shares
    authorized;
     24,043,208 and 23,967,390 shares issued and
     outstanding, respectively                               24,043        23,967
   Additional paid-in capital                            14,037,702    13,433,054
   Retained earnings                                     28,923,868    24,173,610
                                                       ------------  ------------

          Total shareholders' equity                     42,994,511    37,639,529
                                                       ------------  ------------

Total liabilities and shareholders' equity             $ 51,708,924  $ 42,624,159
                                                       ============  ============

                         99.1 page 2 - 4

               PETMED EXPRESS, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                          (UNAUDITED)

                                                                Three Months Ended
                                                                    June 30,
                                                               2006           2005
                                                           ------------   ------------

 Sales                                                     $ 50,673,353   $ 43,631,758
 Cost of sales                                               30,549,028     26,773,172
                                                           ------------   ------------

 Gross profit                                                20,124,325     16,858,586
                                                           ------------   ------------

 Operating expenses:
      General and administrative                              4,448,622      3,852,894
      Advertising                                             8,328,718      7,604,303
      Depreciation and amortization                             135,301        127,545
                                                           ------------   ------------
 Total operating expenses                                    12,912,641     11,584,742
                                                           ------------   ------------

 Income from operations                                       7,211,684      5,273,844
                                                           ------------   ------------
 Other income (expense):
      Loss on disposal of property and equipment                 (1,250)             -
      Interest income                                           251,167         99,437
      Other, net                                                100,402         40,287
                                                           ------------   ------------
 Total other income (expense)                                   350,319        139,724
                                                           ------------   ------------

 Income before provision for income taxes                     7,562,003      5,413,568

 Provision for income taxes                                   2,811,745      1,871,982
                                                           ------------   ------------

 Net income                                                $  4,750,258   $  3,541,586
                                                           ============   ============
 Net income per common share:
       Basic                                               $       0.20   $       0.15
                                                           ============   ============
       Dilutive                                            $       0.20   $       0.15
                                                           ============   ============

 Weighted average number of common shares outstanding:
       Basic                                                 24,009,276     23,471,264
                                                           ============   ============
       Dilutive                                              24,300,946     23,969,197
                                                           ============   ============

                         99.1 page 3 - 4

             PETMED EXPRESS, INC. AND SUBSIDIARIES
       CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (UNAUDITED)

                                                               Three Months Ended
                                                                     June 30,
                                                               2006          2005
                                                           ------------  ------------
Cash flows from operating activities:
 Net income                                                $  4,750,258  $  3,541,586
 Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                              135,301       127,545
     Compensation expense relating to stock option issuances    223,146
     Tax benefit related to stock options exercised              79,719        38,110
     Deferred income taxes                                      (34,196)      (13,090)
     Loss on disposal of property and equipment                   1,250             -
     Bad debt expense (recovery)                                 25,129         2,362
     (Increase) decrease in operating assets
       and increase (decrease) in liabilities:
        Accounts receivable                                    (254,963)     (118,064)
        Inventories - finished goods                          1,259,533     1,084,163
        Prepaid expenses and other current assets              (106,551)        9,249
        Accounts payable                                      1,878,859     1,446,109
        Income taxes payable                                  1,657,222     1,204,830
        Accrued expenses and other current liabilities          193,702       631,980
                                                           ------------  ------------
        Net cash provided by operating activities             9,808,409     7,954,780
                                                           ------------  ------------

 Cash flows from investing activities:
    Purchases of property and equipment                        (204,627)      (12,104)
    Net proceeds from the sale of property and equipment            400             -
                                                           ------------  ------------
 Net cash used in investing activities                         (204,227)      (12,104)
                                                           ------------  ------------
 Cash flows from financing activities:
    Proceeds from the exercise of stock options                 301,859        84,099
                                                           ------------  ------------
 Net cash provided by financing activities                      301,859        84,099
                                                           ------------  ------------

 Net increase in cash and cash equivalents                    9,906,041     8,026,775
 Cash and cash equivalents, at beginning of period           23,216,907    12,680,962
                                                           ------------  ------------

 Cash and cash equivalents, at end of period               $ 33,122,948  $ 20,707,737
                                                           ============  ============
 Supplemental disclosure of cash flow information:

    Cash paid for income taxes                             $  1,109,000  $    642,132
                                                           ============  ============

                         99.1 page 4 - 4